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                                 EXHIBIT 3.19
                                 ------------


                                    BY-LAWS

                                      OF

                      CALL POINTS ACQUISITION CORPORATION



                                   ARTICLE I

                                 Stockholders
                                 ------------


     Section 1.1.  Annual Meetings.  An annual meeting of stockholders shall be
                   ---------------
held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     Section 1.2.  Special Meetings.  Special meetings of stockholders for any
                   ----------------
purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

     Section 1.3.  Notice of Meeting.  Whenever stockholders are required or
                   -----------------
permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less then ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     Section 1.4.  Adjournments.  Any meeting of stockholders, annual or
                   ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
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     Section 1.5.  Quorum.  Except as otherwise provided by law, the certificate
                   ------
of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Share s of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 1.6.  Organization.  Meeting of the stockholders shall be presided
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over by the Chairman of the Board, if any, or in his absence by the Vice
Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by the chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting. The person presiding over the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

     Section 1.7.  Voting; Proxies.  Except as otherwise provided by the
                   ---------------
certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting a meeting of stockholders need not be by written ballot. At all meetings of stockholders for the election o directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

     Section 1.8.  Fixing Date for Determination of Stockholder of Record.  In
                   ------------------------------------------------------
order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or
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allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be ore than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of determination of stockholders for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (iv) the record date for determining stockholder entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; (v) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(vi) the record date for determining stockholders for the purpose of any other lawful action, shall be a t the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.9.  List of Stockholders Entitled to Vote.  The Secretary shall
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prepare and make, at lease ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholder entitled to vote fat the meeting or the books of the corporation, (ii) to vote in person or by proxy at any meeting of stockholders, or (iii) to express consent or dissent to corporate action in writing without a meeting.

     Section 1.10.  Action By Consent of Stockholders.  Unless otherwise
                    ---------------------------------
restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a
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vote, if a consent or consents in prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 1.11.  Inspectors of Election.  The corporation may, and shall if
                    ----------------------
required by law, in advance of any meeting of stockholders, appoint one (1) or ore inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.
The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify heir determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector's or inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     Section 1.12.  Conduct of Meeting.  The Board of Directors of the
                    ------------------
corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall
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determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE II

                              Board of Directors
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     Section 2.1.  Number; Qualifications.  The Board of Directors shall consist
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of one (1) or more members.  The number of members comprising the Board of
Directors initially shall be the number of persons named as directors in the certificate of incorporation (or if no person is so named, the number of persons elected by the Incorporator). The number of members comprising the Board of Directors thereafter shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     Section 2.2.  Election; Resignation; Removal; Vacancies.  The Board of
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Directors initially shall consist of the person of persons named as Directors in the certificate of incorporation (or, if no person is no named, the person or persons elected by the Incorporator), and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. At the first annual meeting of stockholders and a t each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced, or until his successor is elected and qualified, or until his earlier death, resignation, or removal.

     Section 2.3.  Regular Meetings.  Regular meetings of the Board of Directors
                   ----------------
may be held a such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     Section 2.4.  Special Meeting.  Special meetings of the Board of Directors
                   ---------------
may be held at any time or place within or without the State of Delaware wherever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

     Section 2.5.  Telephonic Meetings Permitted.  Members of the Board of
                   -----------------------------
Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by
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means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     Section 2.6.  Quorum; Vote Required for Action.  At all meetings of the
                   --------------------------------
Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in the cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.7.  Organization.  Meetings of the Board of Directors shall be
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presided over by the Chairman of the Board, if any, or in his absence by the
Vice Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8.  Informal Action by Directors.  Unless otherwise restricted by
                   ----------------------------
the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


                                  ARTICLE III

                                  Committees
                                  ----------

     Section 3.1.  Committees.  The Board of Directors may, by resolution passed
                   ----------
by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     Section 3.2.  Committee Rules.  Unless the Board of Directors otherwise
                   ---------------
provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the
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same manner as the Board of Directors conducts its business pursuant to Article
II of these by-laws.


                                  ARTICLE IV

                                   Officers
                                   --------

     Section 4.1.  Executive Officers; Election; Qualifications; Term of Office;
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Resignation; Removal; Vacancies.  The Board of Directors shall elect a President
-------------------------------
and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     Section 4.2.  Powers and Duties of Executive Officers.
                   ----------------------------------------

                   (i)    President.  The President shall be the chief executive
                          ---------
officer of the corporation. Subject to the provisions of the certificate of incorporation, these by-laws, and the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The President shall have power to execute in the name of the corporation all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the corporation which are authorized, and to affix the corporate seal thereto. The President shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

                   (ii)   Vice President.  Each Vice President, if any, shall
                          --------------
have such powers and perform such duties as the Board of Directors may from time to time prescribe. The Vice President (if only one (1) Vice President is chosen by the Board) or one (1) Vice President designated by the Board (if two (2) or more Vice Presidents are chosen by the Board of Directors) shall perform the duties and exercise the powers of the President in the event of the President's absence or disability.

                   (iii)  Treasurer.  The Treasurer, if any, shall have the
                          ---------
responsibility for maintaining the financial records of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

                   (iv)   Secretary.  The Secretary shall issue all authorized
                          ---------
notices for, and shall keep minutes of, all meetings of the stockholders and of the Board of Directors. The Secretary shall have charge of the corporate books and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

                   (v)    Assistant Secretary and Assistant Treasurer.  Each
                          -------------------------------------------
Assistant Secretary, if any, and each Assistant Treasurer, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

                   (vi)   Delegation of Authority.  The Board of Directors may
                          -----------------------
from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.


                                   ARTICLE V

                                     Stock
                                     -----

     Section 5.1.  Certificates.  Every holder of stock shall be entitled to
                   ------------
have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New
                   -------------------------------------------------------------
Certificates.  The corporation may issue a new certificate of stock in the place
-------------
of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.